UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

BRT APARTMENTS CORP.

(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ ⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

We are unable to file the Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the "Quarterly Report") on a timely basis due to the impact of COVID-19, which, among other things, due to travel limitations and the requirements of "social distancing," has adversely impacted and continues to adversely impact the ability of BRT Apartments Corp. (the "Company"), including the individuals within the Company preparing such report, to complete such task on a timely basis. In filing this report, we are relying upon the order (the "Order") issued by the Securities and Exchange Commission (the "SEC") on March 25, 2020 pursuant to Section 36 (Release No 34-88465) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), extending the time (the "Extension Period") in which certain reports required to be filed pursuant to the Exchange Act are filed, and we are furnishing this report as required pursuant to such Order. We expect to file our Quarterly Report on or prior to June 29, 2020 at the conclusion of the Extension Period.

Risk Factor

We face risks related to an epidemic, pandemic or other health crisis, such as the recent outbreak of the novel coronavirus (COVID-19), which could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

We face risks related to epidemics, pandemics or other health crisis, including the risks presented by the outbreak of the novel coronavirus or COVID-19, which has spread and may continue to spread, to markets in which we operate. This pandemic, either by itself or coupled with the economic hardships resulting from the responses thereto, is, among other things, adversely affecting the ability of our tenants to pay rent (and without a corresponding decrease in the expenses we incur in maintaining our properties) and may adversely affect our ability to pay the debt service on our mortgages and dividends. We expect that the pandemic will (i) require us to incur additional real estate operating expenses to maintain our properties and promote the health and safety of our residents, (ii) result in reduced revenues due to rent concessions offered to current or prospective tenants, (iii) limit our ability to market our properties to prospective tenants, and (iv) delay efforts to implement value add programs and acquire or dispose of properties. The governmental response to the pandemic has resulted in legislation further regulating our relationships with our tenants, including limitations on our ability to exercise various remedies with respect to tenants that do not pay rent and may result in legislation limiting the rents we can charge. The ultimate extent of the impact of the pandemic on our business, financial condition, liquidity, results of operations and prospects will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, the severity of, and the actions taken to control, the pandemic, and the short-term and long-term economic impact of the outbreak (including the effect on employment levels in the markets in which we own and operate properties).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

Date: May 11, 2020	By:	/s/ George Zweier
George Zweier,
Vice President and Chief Financial Officer

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